UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

COACH, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-16153 (Commission File Number)	52-2242751 (I.R.S. Employer Identification Number)
516 West 34th Street New York, NY 10001 (Address of principal executive offices including zip code)

(212) 594-1850
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 10, 2013, affiliates of Coach, Inc. (the “Company”), The Related Companies, L.P. (“Related”) and Oxford Properties Group, Inc. (“Oxford”) entered into the agreements below relating to the development and acquisition of the Company’s new global corporate headquarters in a new office building to be located at the Hudson Yards development site on the northwest corner of West 30th Street and 10th Avenue in New York City (the “New Headquarters”).  Construction of the new building has commenced and occupancy in the New Headquarters is currently expected to take place in 2015.  The New Headquarters will occupy approximately 738,000 square feet of the approximately 1.7 million total square feet for the new building, and the Company will own a condominium interest with respect to the New Headquarters upon substantial completion of the new building.  The Company also has various options to purchase or lease up to an additional approximately 135,000 square feet in the new building.  The aggregate cost of the New Headquarters, including, but not limited to, land costs, development fees, build-out fees and transaction expenses, is expected to be approximately $750 million over the next three years, with $160 million of investment projected in FY2013.  The estimated $160 million of investment includes $30 million of capital that has been included in the $250 million of previously disclosed, estimated capital expenditures for FY2013.  The New Headquarters will be financed by the Company with cash on hand, borrowings under its credit facility and proceeds from the sale of its current headquarters building.

Limited Liability Company Agreement

On April 10, 2013, Coach Legacy Yards LLC, an affiliate of the Company (the “Coach Member”), and Podium Fund Tower C SPV LLC, an affiliate of Related and Oxford (the “Fund Member”), entered into a limited liability company agreement (the “LLC Agreement”) for Legacy Yards LLC (“Legacy Yards”).  Pursuant to a long-term lease with the New York Metropolitan Transit Authority, Legacy Yards will own indirectly through one or more wholly-owned subsidiaries the leasehold estate to the land on which the new office building housing the New Headquarters will be located.  Pursuant to the LLC Agreement, Legacy Yards will finance, develop and construct the new building in which the New Headquarters will be located.  Under the LLC Agreement, the Coach Member is the beneficial owner of its condominium unit for the New Headquarters and the Fund Member is the beneficial owner of the condominium units for the remainder of the new building.  Upon substantial completion of the new building, Legacy Yards will cause the new building to be converted into a condominium form of ownership and will distribute the condominium unit in fee simple to the Coach Member in consideration for the payment by the Coach Member of its allocable share of project costs and the redemption of the Coach Member’s ownership interest in Legacy Yards.  The LLC Agreement also provides, among other things, the framework for the financing to be obtained in connection with the development of the new building and the members’ respective obligations in connection with the development of the new building.  The LLC Agreement also includes certain remedies for the Coach Member in the event the Fund Member does not timely deliver the New Headquarters.

Development Agreement

On April 10, 2013, ERY Developer LLC, an affiliate of Related and Oxford (the “Developer”), and the Coach Member entered into a development agreement (the “Development Agreement”) for the development by the Developer of the new building which will contain the New Headquarters.  Pursuant to this agreement, the Developer is responsible for, among other things, the work, labor, material, equipment and installation necessary to construct and complete the new building, the structural build-out of the New Headquarters and the common elements of the building and will be paid a development fee for such services by the Coach Member.  The Development Agreement also sets out the procedures for approval by the Coach Member and the Fund Member of the budget for the construction of the new building and agreed milestone dates for the Developer’s construction and delivery of the new building and the New Headquarters.  The Coach Member will perform its own finish and build-out work for the New Headquarters separately and outside the scope of the Development Agreement.  The Development Agreement is subject to obtaining required approvals as well as other undertakings, covenants, obligations and conditions.  The Development Agreement also includes remedies for the Coach Member in the event the agreed milestone dates relating to the construction and delivery of the new building, including the New Headquarters, are not met.

Guaranty Agreement

 On April 10, 2013, the Company entered into a Guaranty Agreement for the benefit of the Fund Member and the Developer pursuant to which the Company has agreed to guarantee the Coach Member’s obligations under the Development Agreement and the LLC Agreement, which include, among other things, the payment of the Coach Member’s allocable share of project costs due under such agreements.

Purchase and Sale Agreement

On April 10, 2013, 504-514 West 34th Street Corp. and 516 West 34th Street LLC (the “Sellers”), both subsidiaries of the Company, entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) to sell the Company’s existing global corporate headquarters to ERY 34th Street Acquisition LLC (the “Purchaser”).  Pursuant to this agreement, the Purchaser will pay approximately $130,000,000 to the Sellers, subject to apportionments, adjustments and credits as provided for in the agreement, for the parcels of land and the buildings located at 504-522 West 34th Street, New York, New York.  The Purchase and Sale Agreement is subject to, among other things, the Fund Member and the Developer performing their obligations pursuant to the Development Agreement and the LLC Agreement.  The Purchase and Sale Agreement is expected to close 45 days after the Company vacates its existing headquarters, subject to customary adjournments.

The foregoing descriptions are qualified in their entirety by reference to the full text of such agreements which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q or annual report on Form 10-K.  Interested parties should read these documents in their entirety.

This document contains forward-looking statements based on management's current expectations.  These statements can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "intend," “ahead,” "estimate," "on track," “on course,” "are positioned to," "continue," "project," "guidance," “target,” "forecast," "anticipated," or comparable terms.  Future results may differ materially from management's current expectations, based upon risks and uncertainties such as the ability to control costs, the ability to complete the development in a timely manner, etc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 10, 2013

COACH, INC.

By:	/s/ Todd Kahn
Name: Todd Kahn
Title: Executive Vice President, General Counsel and Secretary